Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G with respect to the common stock beneficially owned by each of them of Silver Run Acquisition Corp II. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 7th day of February, 2018.

SILVER RUN SPONSOR II, LLC

By:	/s/ Thomas J. Walker
Name:	Thomas J. Walker
Title:	Managing Director

RIVERSTONE VI SR II HOLDINGS, L.P.
By: Riverstone Energy VI Holdings GP, LLC, its general partner

By:	/s/ Thomas J. Walker
Name:	Thomas J. Walker
Title:	Managing Director

RIVERSTONE ENERGY VI HOLDINGS GP, LLC

By:	/s/ Thomas J. Walker
Name:	Thomas J. Walker
Title:	Managing Director

RIVERSTONE ENERGY PARTNERS VI, L.P.
By: Riverstone Energy GP VI, LLC, its general partner

By:	/s/ Thomas J. Walker
Name:	Thomas J. Walker
Title:	Managing Director

RIVERSTONE ENERGY GP VI, LLC

By:	/s/ Thomas J. Walker
Name:	Thomas J. Walker
Title:	Managing Director

RIVERSTONE ENERGY GP VI CORP

By:	/s/ Thomas J. Walker
Name:	Thomas J. Walker
Title:	Vice President

RIVERSTONE HOLDINGS LLC

By:	/s/ Thomas J. Walker
Name:	Thomas J. Walker
Title:	Authorized Person

/s/ Thomas J. Walker, attorney-in-fact
David M. Leuschen

/s/ Thomas J. Walker, attorney-in-fact
Pierre F. Lapeyre, Jr.